Exhibit 99.1

MassRoots Launches New Website

Through display ads, dispensary listing fees, and potentially monthly recurring subscriptions, the Company intends to monetize its broad audience of U.S. cannabis consumers

Denver, CO March 8, 2021 -- MassRoots, Inc. (“MassRoots” or the “Company”) (OTC:MSRT), a technology company focused on the regulated cannabis industry, announced today that it has launched a new and improved MassRoots.com focused on monetizing its web traffic.

“Our goal is to make MassRoots the leading web and mobile platform for cannabis consumers to find the best products, connect with other enthusiasts, and deliver fresh content that both delights and informs our audience,” stated MassRoots Chief Executive Officer Isaac Dietrich. “With regulated cannabis sales surpassing $17.5 billion in 2020 and growing at 46% annually according to BDSA, we believe the company that dominates the technology niche in the cannabis industry could become one of the most valuable businesses in the cannabis sector.”

“WeedMaps is clearly the leader in cannabis technology today and their valuation reflects this: they are reportedly going public in a SPAC transaction valued at $1.5 billion. The prevailing narrative on MassRoots focuses on our past – and I’m the first to acknowledge that our historical execution left much to be desired – but right now, I believe we are executing one of the greatest comebacks the cannabis industry has ever seen,” Dietrich continued. “We have one of the largest audiences of U.S. cannabis consumers in the industry, 8 years of experience guiding our decisions, and a nimble, dedicated team that is working tirelessly to expand the revenue-generating features of our platform.”

“The new MassRoots.com is not just a facelift; we migrated our backend, upgraded our tech stack, and greatly reduced our hosting costs. It is a solid foundation on which we can rapidly add new features that will drive the next phase of MassRoots’ development – I believe we are still in the second or third inning of the emergence of the regulated U.S. cannabis industry and it is far from certain who the ultimate winners and losers will be,” concluded Dietrich.

MassRoots has applied to move the quotation of its common stock from the OTC Pink Open Market to the OTCQB Venture Market. The Company believes it meets all of the requirements of the OTCQB Venture Market and expects moving its quotation could result in greater visibility to investors and potential strategic partners.

In December 2020, MassRoots entered into a letter of intent to purchase the Herbfluence platform, which is expected to enable MassRoots’ clients to easily identify the most effective influencers for their marketing campaigns, schedule influencer posts, and evaluate the results of their marketing spend. The Herbfluence platform has worked with over 120 social media influencers with a combined following of more than 27 million people. The transaction is expected to close by March 15, 2021; for more information, please see MassRoots’ Current Reports on Form 8-K filed on December 29, 2020, February 4, 2021, and March 8, 2021.

About MassRoots

MassRoots, Inc. (OTC Pink: MSRT) is a leading technology and media company focused on the regulated cannabis industry. Since its founding in 2013, MassRoots has cultivated one of the largest audiences of cannabis enthusiasts in the industry. For more information on MassRoots, please visit MassRootsInvestors.com.

About Herbfluence

Herbfluence, Inc. is an influencer marketing platform that enables businesses to easily find the most effective cannabis social media influencers, schedule posts, and evaluate the results of their marketing campaigns. The Herbfluence platform has worked with over 120 social media influencers with a combined following of more than 27 million people. For more information, please visit Herbfluence.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results could differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in our filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Source: MassRoots, Inc.

Contact Info:

Isaac Dietrich
Isaac@MassRoots.com